UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         September 29, 2004

                                     NORTHEAST BANCORP
 (Exact Name of Registrant as Specified in its Charter)

Maine	1-14588	01-0425066
(State or Other Jurisdiction Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

158 Court Street, Auburn, Maine	04210
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(207) 777-6411

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. Rule 13e-4(c)).

Item 8.01.  Other Events.

On September 29, 2004, Northeast Financial Services Corporation ("Northeast Financial"), a wholly-owned subsidiary of the Northeast Bank, a Maine state-chartered universal bank (the "Bank"), entered into a Stock Purchase Agreement ("Stock Purchase Agreement") with Craig R. Sargent, Sharon D. Sargent, and Solon-Anson Insurance Agency pursuant to which it acquired all of the outstanding common stock of the Solon-Anson Insurance Agency for a purchase price of approximately $900,000. The Bank is the wholly-owned subsidiary of Northeast Bancorp (the "Company").

The Solon-Anson Insurance Agency, doing business as the Sargent Insurance Agency ("Sargent Insurance Agency"), will be operated as a wholly-owned subsidiary of Northeast Financial for the remainder of this calendar year and it is anticipated that Sargent Insurance Agency will be merged with and into Northeast Financial in early 2005.

Concurrently with the execution of, and as a condition to, the Stock Purchase Agreement, on September 29, 2004, Craig R. Sargent and Sharon D. Sargent (the "Seller-Employees") each entered into five-year employment agreements with the Sargent Insurance Agency. The Seller Employees also entered into Noncompetition Agreements with the Sargent Insurance Agency.

On September 30, 2004, the Company, the Bank, and Northeast Financial announced the execution of and closing under the Stock Purchase Agreement with the Seller-Employees and the Sargent Insurance Agency. A copy of the press release issued to announce the acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(c)     Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 30, 2004.

[Rest of Page Intentionally Blank. Signature on Following Page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST BANCORP
Date: September 30, 2004	By:	/s/ James D. Delamater
James D. Delamater
President and Chief Executive Officer

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release dated September 30, 2004.